                                                                    EXHIBIT 23.2





INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 2-97014, 33-42276, 33-62944, 333-10987, 333-53695, 333-53715, 333-73157,
333-87771, 333-87775, 333-87803, and 333-91693 of Louisiana-Pacific
Corporation of our report dated January 29, 1999 (February 25, 1999 as to the first paragraph of Note 11), appearing in Amendment No. 1 to the Annual Report on Form 10-K/A of Louisiana-Pacific Corporation for the year ended December 31, 1998.



/s/ Deloitte & Touche LLP


DELOITTE & TOUCHE LLP

Portland, Oregon
February 2, 2000